CERTIFICATE OF DESIGNATION
                     OF PREFERRED STOCK OF
                DYNASIL CORPORATION OF AMERICA

     Pursuant to Section 151 of the General Corporation Law of the State of Delaware, Dynasil Corporation of America, a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), in accordance with the provisions of Section 103 thereof, hereby certifies:

     That  pursuant  to the authority vested in  the  Board  of
Directors  of  the  Corporation (the "Board of  Directors")  in
accordance with the provisions of the Certificate of Incorporation of the Corporation, the Board of Directors on September 22, 2006 adopted a resolution establishing a new series of preferred stock within the corporation's Preferred Stock, such series to be designated Series B 10% Cumulative Convertible Preferred Stock, to consist of 700,000 shares of stock, and to have the following designations, preferences, rights and qualifications, limitations and restrictions:

      Series B 10% Cumulative Convertible Preferred Stock
      Statement of Designations, Preferences, Rights and
         Qualifications, Limitations and Restrictions

A series of cumulative convertible preferred shares designated "Series B 10% Cumulative Convertible Preferred Stock" is established. The Series B 10% Cumulative Convertible Preferred Stock shall have a par value of $.001 per share. When issued for a price in excess of that amount, the shares of Series B 10% Cumulative Convertible Preferred Stock shall be fully paid and nonassessable. The Series B 10% Cumulative Convertible Preferred Stock shall consist of 700,000 preferred shares, which the Board of Directors may increase only in connection with a stock split or decrease from time to time but not below the number of shares of Series B 10% Cumulative Convertible Preferred Stock then outstanding. On redemption, conversion, or other reacquisition of any of the Series B 10% Cumulative Convertible Preferred Stock, the reacquired shares shall be cancelled and shall become part of the authorized and unissued preferred stock but shall not be authorized and unissued Series B 10% Cumulative Convertible Preferred Stock. The rights, preferences, designations and limitations of the Series B 10% Cumulative Convertible Preferred Stock are as follows:

Priority

(a) The Series B 10% Cumulative Convertible Preferred Stock shall be senior to any other class or series of preferred shares in respect of (1) payment of dividends; (2) payment on dissolution, liquidation or winding up and (3) redemption, except for shares of the Series A 10% Cumulative Convertible Preferred Stock.

Dividend Rate and Payment Dates

(b) Holders of shares of Series B 10% Cumulative Convertible Preferred Stock shall be entitled to receive dividends when, as and if declared by the Board of Directors at the rate of ten percent (10%) per annum of the amount paid for each share, and no more. Dividends shall be payable quarterly on the last day of December, March, June and September in each year for the quarterly period ending on that date. The first dividend shall be payable on December 31, 2006.

Priority and Cumulative Rights

(c) Dividends on the Series B 10% Cumulative Convertible Preferred Stock shall be cumulative from the date of issuance; provided, however, that accumulations of dividends shall not bear interest. In no event, so long as any shares of the Series B 10% Cumulative Convertible Preferred Stock are outstanding, shall the Corporation pay or declare any cash or property dividends, distribute any of its assets, or purchase or acquire for value any shares of the Corporation unless and until all dividends on the Series B 10% Cumulative Convertible Preferred Stock for all prior periods and for the then current quarterly period have been paid or have been declared and a sum sufficient for payment has been set apart. This subparagraph shall not prohibit the declaration and payment of any dividend on Common Stock payable in Common Stock.

Preferences on Dissolution, Liquidation, or Winding Up

(d) On any voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation, before any payment or other distribution, whether in cash, property or otherwise, shall be made to the holders of any other shares of the Corporation, the holders of the Series B 10% Cumulative Convertible Preferred Stock shall be entitled to receive for each share of Series B 10% Cumulative Convertible Preferred Stock they hold the sum of $1.00 plus an amount equal to all unpaid dividends accrued to the date established for payment of the distribution, and no more. For the purpose of this Subparagraph (d), dividends shall be deemed to accrue on a daily basis. The merger or consolidation of the Corporation into or with any other corporation, the merger of any other corporation into the Corporation, or the sale, lease, or conveyance of all or substantially all of the property or business of the Corporation shall not be deemed to be a dissolution, liquidation, or winding up for purposes of this Subparagraph (d). If, on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the assets of the Corporation are insufficient to permit full payment to the holders of the Series B 10% Cumulative Convertible Preferred Stock as provided in this Subparagraph, then the holders of the Series B 10% Cumulative Convertible Preferred Stock shall share ratably in any distribution of assets in proportion to the full amounts to which they would otherwise be respectively entitled.

Redemption

(e) The Corporation shall not redeem or repurchase any other class or series of Preferred Stock or Common Stock unless and until all shares of the Series B 10% Cumulative Convertible Preferred Stock have been redeemed. Commencing on and after the second anniversary of their issuance, shares of Series B 10% Cumulative Convertible Preferred Stock may be redeemed at any time or periodically, in whole or in part, at the option of the Corporation by the vote of its Board of Directors. The shares of the Series B 10% Cumulative Convertible Preferred Stock shall be redeemed on the following conditions:

Redemption Price

(1) The redemption price shall be $1.00 per share plus any accrued and unpaid dividends to the redemption date. For the purpose of this Subparagraph, dividends shall be deemed to accrue on a daily basis.

Partial Redemption

(2) If the Corporation redeems less than all of the outstanding shares of Series B 10% Cumulative Convertible Preferred Stock, the redemption may be pro rata, by lot or in any equitable manner that the Board of Directors in its discretion shall determine.

Notice

(3)     Written  notice of redemption shall be  given  to  each
holder  of  record  of the shares of Series  B  10%  Cumulative
Convertible Preferred Stock to be redeemed. The notice of redemption shall be given by first class mail to each holder's address as it shall appear on the stock books of the Corporation. In addition, the Corporation may give notice by any other method or in any other fashion, including by telephone,  facsimile,  email or the  like,  as  the  Board  of
Directors shall deem necessary, appropriate, convenient or reasonable under the circumstances. Such notice of redemption shall be given at least thirty (30) days and not more than sixty (60) days before the date fixed for redemption. Each notice shall specify the shares of stock to be redeemed, the redemption price, the date fixed for redemption, the place for payment of the redemption price and for surrender of the certificate representing the shares to be redeemed, and, if less than all of the shares of the holder are to be redeemed, the number of the holder's shares to be redeemed. No defect in the notice nor any defect in the mailing of it shall alone affect the validity of the proceedings for redemption except as to any holder to whom the Corporation has failed to mail the notice.

Deposit

(4) On or before the date fixed for the redemption of any shares of Series B 10% Cumulative Convertible Preferred Stock, the Corporation shall deposit sums sufficient to redeem the shares in a trust fund or escrow account for the benefit of the respective holders of the shares. This deposit shall be made with one or more banks or trust companies, each having capital and surplus of at least $5,000,000 and doing business in any city in the United States in which the Corporation or any of its subsidiaries shall have an office or conduct operations, with any bank, trust company or other person, firm or entity in the United States duly appointed and acting as transfer agent for any shares of the capital stock the Corporation or with any other person, firm or entity the Board of Directors reasonably believes capable of assisting the Corporation in effecting the redemption (singly, a "depositary"). The deposit shall be accompanied by irrevocable instructions authorizing the depositary to (a) deliver in the Corporation's name, place and stead the notice of redemption, or to complete the delivery if previously commenced, and (b) pay on or after the date fixed for redemption to the holders of the shares being redeemed the redemption price of the shares on surrender of the certificates representing those shares. From and after the time of the deposit those shares shall be considered redeemed. The holders who are entitled to payment for the redemption of their shares shall be evidenced by a list certified by the President or Vice President and the Secretary or an Assistant Secretary of the Corporation. Dividends on the shares being redeemed shall cease to accrue after the date of redemption. The deposit shall constitute full payment of the redemption price to the holders of the shares being redeemed. Those shares shall no longer be considered outstanding, and the holders of them shall cease to be shareholders with respect to those shares. The holders of the shares being redeemed shall have no rights with respect to the shares except the right to receive from the depositary (or its successor) payment of the redemption price of the shares, without interest, on surrender of the certificates representing those shares. Funds deposited that are not required for redemption of the shares because of the conversion of those shares prior to the date fixed for conversion shall be returned to the Corporation. Funds deposited and unclaimed at the end of six years shall be repaid to the Corporation, and any holder of shares of Series B 10% Cumulative Convertible Preferred Stock called for redemption shall subsequently look only to the Corporation for payment.

Certificates for Unredeemed Shares

(5)     If  less  than  all  of the  shares  of  Series  B  10%
Cumulative  Convertible  Preferred  Stock  are  redeemed,   the
Corporation   shall   issue  one  or  more   new   certificates
representing the unredeemed shares.

No Sinking Fund

(f) The Corporation shall not be obligated to make payments into or to maintain any sinking fund for shares of the Series B
10% Cumulative Convertible Preferred Stock.

Conversion Rights

(g) At any time after issuance and prior to the date fixed for their redemption, the holder of any shares of Series B 10% Cumulative Convertible Preferred Stock may convert the shares Series B 10% Cumulative Convertible Preferred Stock into shares of the Corporation's common stock, Shares of Series B 10% Cumulative Convertible Preferred Stock shall be convertible on the following terms:

Conversion Ratio and Conversion Price

(1) On exercise of the option to convert, the holder shall be entitled to receive 1,333 shares of Common Stock for each share of Series B 10% Cumulative Convertible Preferred Stock converted (the "Conversion Ratio"). The Conversion Ratio is intended to be the equivalent of a conversion exercise price of $.75 per share (the "Conversion Price")

Exercise of Conversion Rights

(2) The conversion rights may be exercised at any time from and after the date of issuance and prior to the close of business on the day fixed for redemption. The holder of the convertible shares shall exercise the option to convert by delivering a written notice electing to convert the shares to common shares and surrendering the share certificate or certificates for the shares of Series B 10% Cumulative Convertible Preferred Stock to be converted to the
Corporation's office, the depositary or the office of the transfer agent for shares of the Corporation's common stock. The certificates surrendered shall be duly endorsed or assigned to the Corporation. Conversion of the shares shall be deemed effective immediately before the close of business on the date on which the shares are surrendered, which shall be the conversion date. On the conversion date, or as soon as practicable after that date, the Corporation shall deliver to the holder of the shares surrendered, or to another person designated by the holder in writing, a certificate for the number of full shares of Common Stock deliverable on the conversion as provided herein plus a certificate for any fractional share of Common Stock that is deliverable or an amount of cash instead of the fractional share as provided below.

Antidilution Provision

(3) The number of shares of Common Stock to be issued as provided in this Subparagraph shall be adjusted by appropriate amendment to account for any and all increases or reductions in the number of outstanding shares of Common Stock that may have accrued since the date of the first issuance of shares of the Series B 10% Cumulative Convertible Preferred Stock because of a split, share dividend, combination, reclassification, merger, consolidation, other capital change or reorganization or other transaction affecting the number of outstanding common shares. This adjustment shall be made to fairly and equitably preserve as far as reasonably possible the original conversion rights of the Series B 10% Cumulative Convertible Preferred Stock. If an adjustment is required, no notice of redemption shall be given until the amendment and adjustment has been accomplished. On payment of a dividend, any adjustment made pursuant to this subparagraph shall become effective immediately after the opening of business on the day following the record date for the determination of shareholders entitled to receive the dividend. In the case of a subdivision, combination, reclassification or other transaction an adjustment made pursuant to this subparagraph shall become effective immediately after the opening of business on the day following the day on which the respective action becomes effective. Any adjustment required by this subparagraph shall be made so that the holder of any share of Series B 10% Cumulative Convertible Preferred Stock subsequently surrendered for conversion shall be entitled to receive the number of shares of Common Stock or other securities of the Corporation that the holder would have owned or been entitled to receive after occurrence of the corporate action if the share of Series B 10% Cumulative Convertible Preferred Stock had been converted immediately before the occurrence of the corporate action.

Fractional Shares

(4) The Corporation may, but shall not be required to, deliver fractional shares of Common Stock on conversion of shares of the Series B 10% Cumulative Convertible Preferred Stock. Instead of any fractional share of Common Stock that would otherwise be deliverable on conversion, the Corporation may pay an amount in cash equal to the current market value of the fractional share, computed on the basis of the market price on the last business day before the conversion date, as defined above. For purposes of this Subparagraph, the "market price" on any business day shall be the closing bid price for each share of Common Stock in the over-the-counter market as furnished by a member of the National Association of Securities Dealers selected from time to time by the Corporation for that purpose or, if the shares of Common Stock are listed or admitted to trading on any national securities exchange, the reported closing price for each share of Common Stock on that exchange.

Reservation of Common Shares for Conversion

(5) The Corporation shall at all times reserve and keep available from its authorized but unissued common shares solely for effecting conversion of its Series B 10% Cumulative Convertible Preferred Stock the full number of shares of Common Stock deliverable on conversion of all Series B 10% Cumulative Convertible Preferred Stock.

Merger, or Sale of Corporate Assets

(6) On any capital reorganization, reclassification of the shares, consolidation, merger, or sale or conveyance of all or substantially all of the assets of the Corporation to another corporation, each share of Series B 10% Cumulative Convertible Preferred Stock shall be convertible into the number of shares or other securities or property to which the number of shares of Common Stock that would have been deliverable on conversion of the shares of Series B 10% Cumulative Convertible Preferred Stock immediately before the corporate action, would be entitled. Appropriate adjustment, as determined by the Board of Directors, shall be made with respect to the subsequent rights and interests of the holders of the shares of Series B 10% Cumulative Convertible Preferred Stock so that all provisions of this Subparagraph shall remain applicable as much as is practicable in relation to any shares or other property subsequently deliverable on conversion of the shares of Series B 10% Cumulative Convertible Preferred Stock.

Further Adjustments to the Conversion Ratio

(7) The Conversion Ratio shall be further adjusted periodically as follows: If any shares of Series B 10% Cumulative Convertible Preferred Stock are outstanding and the Corporation issues securities (including evidences of indebtedness) or rights, options or warrants (excluding up to a maximum of 5% of the Corporation's outstanding shares if issued under the Corporation's Employee Stock Purchase Plan or 1999 Stock Incentive Plan) that entitle the holder(s) thereof to convert into, exchange for or purchase shares of Common Stock at a price that is less than the Conversion Price in effect on the date of issuance of such securities, rights, options or warrants, the Conversion Ratio in effect shall be adjusted as of the day of such issuance as follows. The Conversion Ratio in effect on the date of issuance of such securities, rights, options or warrants shall be multiplied by a fraction the numerator of which shall be the product of multiplying (i) the sum of the number of shares of Common Stock outstanding on that issuance date and the number of shares issuable on exercise of all then outstanding shares of Series B 10% Cumulative Convertible Preferred Stock by (ii) the Conversion Price in effect on that date and the denominator of which shall be the sum of (i) multiplying the number of shares of Common Stock outstanding on that issuance date by the Conversion Price in effect on that date and (ii) multiplying the number of shares issuable on exercise of the securities, rights, options or warrants so issued by the conversion, exchange or purchase price applicable to such securities, rights, options or warrants. To the extent that the securities, rights, options or warrants are not converted, exchanged or exercised before they expire, the Conversion Ratio shall be readjusted as of the close of business on the applicable expiration date to the
Conversion  Ratio  that would then be in effect  based  on  the number of shares of Common Stock actually delivered on conversion, exchange or exercise of the securities, rights, options or warrants. Anything herein to the contrary notwithstanding, the Board of Directors of the Corporation shall be authorized to make such interpretations of or adjustments to the foregoing as the Board of Directors shall in good faith determine to be necessary or desirable to give effect to the foregoing.

No Adjustment When Same Action Taken for Series B 10%
Cumulative Convertible Preferred Stock

(8)     No  adjustment in the Conversion Ratio  for  shares  of
Series B 10% Cumulative Convertible Preferred Stock shall be made if, at the same time that the Corporation takes an action that would otherwise require adjustment under this subparagraph
(g), the Corporation takes the same action with respect to the shares of Series B 10% Cumulative Convertible Preferred Stock in the same proportion as if each share of Series B 10% Cumulative Convertible Preferred Stock had been converted
(i) at the then applicable Conversion Ratio immediately before the date of such action or (ii) immediately before the
occurrence     of    the    subdivision,    combination,     or
reclassification.

Adjustments Only as Provided

(9) Except as otherwise provided herein, no adjustment in the Conversion Ratio shall be made because of the issuance of shares of Common Stock, the issuance of any securities convertible into or exchangeable for shares of Common Stock, the issuance of any securities carrying the right to purchase any shares of Common Stock or securities convertible into or exchangeable for those shares, or any other reason.

Minimum Adjustment

(10) No adjustment in the Conversion Ratio shall be required unless the adjustment requires an increase or decrease of at least one percent (1%) of the Conversion Ratio. However, any adjustments that are not required to be made because of the preceding sentence shall be carried forward and taken into account in any subsequent adjustment. All calculations relating to fractional shares made pursuant to this subparagraph (g) shall be made to the nearest hundredth of a share.

Statements and Notification of Adjustments

(11) As soon as possible after the Conversion Ratio is adjusted, the Corporation shall maintain at its office and shall file with its transfer agent for shares of its Common Stock a statement, signed by the President and the Secretary or Assistant Secretary of the Corporation, detailing the facts requiring the adjustment and specifying the Conversion Ratio after the adjustment. The transfer agent shall be under no duty or responsibility concerning the statement except to exhibit it to any holder of shares of Series B 10% Cumulative Convertible Preferred Stock desiring to inspect it. In addition, for adjustments made while any shares of Series B 10% Cumulative Convertible Preferred Stock are outstanding, the Corporation shall state that an adjustment has been made and shall give the adjusted Conversion Ratio in the next annual report to the shareholders. The annual report shall be mailed to all holders of record of Series B 10% Cumulative Convertible Preferred Stock on the record date used for mailing the annual report to holders of shares of Common Stock.

Notice of Corporate Action and Record Date

(12) In addition to any other notice required herein, the Corporation shall cause to be mailed to the transfer agent for shares of the Common Stock and to the holders of record of the outstanding shares of Series B 10% Cumulative Convertible Preferred Stock, a notice of the taking of a record if the Corporation takes a record of the holders of its Common Stock for the following purposes: (i) to entitle them to receive a dividend or any other distribution payable other than in cash out of current or retained earnings; (ii) to entitle them to subscribe for or purchase shares of any class or receive any other rights; (iii) to effect any merger, consolidation, or reorganization of the Corporation; (iv) to reclassify its shares other than by subdivision, combination, or alteration of the par value of the shares of Common Stock outstanding; (v) to transfer all or substantially all of its assets; or (vi) to take any other action that would require an adjustment to the conversion ration under this subparagraph (g). The notice shall state the date on which the record is to be taken, the purpose for which the record is taken, the date on which the respective corporate action is to be effective, and fix the date by which holders of record of the shares of Common Stock shall be entitled to exchange their shares for securities or other property deliverable on the occurrence of the respective corporate action. The notice shall be mailed at least thirty
(30) days before any of the dates that are required to be specified in the notice. The Corporation shall additionally mail a notice of all shareholder meetings and any accompanying proxy statement to the holders of Series B 10% Cumulative Convertible Preferred Stock at the same time the notice and proxy statement is mailed to the holders of Common Stock. If any action is taken by means of consent, notice of that action by consent shall be sent to the holders of Series B 10% Cumulative Convertible Preferred Stock at least thirty (30) days before the effective date of the consent. Failure to give or receive any notice required by this subparagraph, or any defect in a notice, shall not affect the legality or validity of the corporate action. However, the failure or defect shall not affect the rights of the holders of Series B 10% Cumulative Convertible Preferred Stock to obtain an appropriate remedy to account for the failure or defect.

Voting Rights

(h)     The  holders  of  Series B 10%  Cumulative  Convertible
Preferred Stock shall have no voting rights except as otherwise may be required by the New Jersey Business Corporation Act.

One Vote and Class Voting

(i) On any matter on which the holders of the shares of the Series B 10% Cumulative Convertible Preferred Stock shall be entitled to vote, they shall be entitled to one vote for each share held. The holders of the shares of the Series B 10% Cumulative Convertible Preferred Stock shall vote only as a separate class; their votes shall not be counted together with those of the holders of any other class or series of shares of the Corporation.

     And that the Board of Directors on June 26, 2008 adopted a further resolution establishing a new series of preferred stock within the Corporation's Preferred Stock, such series to be designated Series C 10% Cumulative Convertible Preferred Stock, to consist of up to 7,000,000 shares of stock, and to have the following designations, preferences, rights and qualifications, limitations and restrictions:

      Series C 10% Cumulative Convertible Preferred Stock
      Statement of Designations, Preferences, Rights and
         Qualifications, Limitations and Restrictions

A series of cumulative convertible preferred shares designated "Series C 10% Cumulative Convertible Preferred Stock" is established. The Series C 10% Cumulative Convertible Preferred Stock shall have a par value of $.001 per share. When issued for a price equal to or in excess of that amount, the shares of Series C 10% Cumulative Convertible Preferred Stock shall be fully paid and nonassessable. The Series C 10% Cumulative Convertible Preferred Stock shall consist of up to 7,000,000 preferred shares, which the Board of Directors may increase only in connection with a stock split or decrease from time to time but not below the number of shares of Series C 10% Cumulative Convertible Preferred Stock then outstanding. On redemption, conversion, or other reacquisition of any of the Series C 10% Cumulative Convertible Preferred Stock, the reacquired shares shall be cancelled and shall become part of the authorized and unissued preferred stock but shall not be authorized and unissued Series C 10% Cumulative Convertible Preferred Stock. The rights, preferences, designations and limitations of the Series C 10% Cumulative Convertible Preferred Stock are as follows:

Priority

(a) The Series C 10% Cumulative Convertible Preferred Stock shall be senior to any other class or series of preferred shares in respect of (1) payment of dividends; (2) payment on dissolution, liquidation or winding up and (3) redemption, except for shares of the Series B 10% Cumulative Convertible Preferred Stock.

Dividend Rate and Payment Dates

(b) Holders of shares of Series C 10% Cumulative Convertible Preferred Stock shall be entitled to receive cash dividends when, as and if declared by the Board of Directors at the rate of ten percent (10%) per annum of the amount paid for each share, and no more. Dividends shall be payable quarterly on the fifth day of October, January, April and July in each year for the immediately preceding quarterly fiscal period. The first dividend shall be payable on October 5, 2008. Notwithstanding the foregoing and subject to the further requirement that no more than an aggregate of 480,000 shares of common stock may be issued for this purpose, holders of shares of the Series C 10% Cumulative Convertible Preferred Stock may upon notice to the Corporation elect to receive shares of common stock in lieu of the payment of cash dividends as set forth herein. If a holder of shares of Series C 10% Cumulative Convertible Preferred Stock makes such an election, the shares deliverable in lieu of cash dividends will be issued at a price that equals $2.50 per share.

Priority and Cumulative Rights

(c) Dividends on the Series C 10% Cumulative Convertible Preferred Stock shall be cumulative from the date of issuance; provided, however, that accumulations of dividends shall not bear interest. In no event, so long as any shares of the Series C 10% Cumulative Convertible Preferred Stock are outstanding, shall the Corporation pay or declare any cash or property dividends, distribute any of its assets, or purchase or acquire for value any shares of the Corporation unless and until all dividends on the Series C 10% Cumulative Convertible Preferred Stock for all prior periods and for the then current quarterly period have been paid or have been declared and a sum sufficient for payment has been set apart. This subparagraph shall not prohibit the declaration and payment of any dividend on Common Stock payable in Common Stock.

Preferences on Dissolution, Liquidation, or Winding Up

(d) On any voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation, before any payment or other distribution, whether in cash, property or otherwise, shall be made to the holders of any other shares of the Corporation, the holders of the Series C 10% Cumulative Convertible Preferred Stock shall be entitled to receive for each share of Series C 10% Cumulative Convertible Preferred Stock they hold the sum of $1.00 plus an amount equal to all unpaid dividends accrued to the date established for payment of the distribution, and no more. For the purpose of this Subparagraph (d), dividends shall be deemed to accrue on a daily basis. The merger or consolidation of the Corporation into or with any other corporation, the merger of any other corporation into the Corporation, or the sale, lease, or conveyance of all or substantially all of the property or business of the Corporation shall not be deemed to be a dissolution, liquidation, or winding up for purposes of this Subparagraph (d). If, on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the assets of the Corporation are insufficient to permit full payment to the holders of the Series C 10% Cumulative Convertible Preferred Stock as provided in this Subparagraph, then the holders of the Series C 10% Cumulative Convertible Preferred Stock shall share ratably in any distribution of assets in proportion to the full amounts to which they would otherwise be respectively entitled.

Redemption

(e) Except for shares of the Series B 10% Cumulative Convertible Preferred Stock, the Corporation shall not redeem or repurchase any other class or series of Preferred Stock or Common Stock unless and until all shares of the Series C 10% Cumulative Convertible Preferred Stock have been redeemed.
Commencing on and after the second anniversary of their issuance, shares of Series C 10% Cumulative Convertible Preferred Stock may be redeemed at any time or periodically, in whole or in part, at the option of the Corporation by the vote of its Board of Directors. The shares of the Series C 10% Cumulative Convertible Preferred Stock shall be redeemed on the following conditions:

Redemption Price

(1) The redemption price shall be $1.05 per share plus any accrued and unpaid dividends to the redemption date. For the purpose of this Subparagraph, dividends shall be deemed to accrue on a daily basis.

Partial Redemption

(2) If the Corporation redeems less than all of the outstanding shares of Series C 10% Cumulative Convertible Preferred Stock, the redemption may be pro rata, by lot or in any equitable manner that the Board of Directors in its discretion shall determine.

Notice

(3)     Written  notice of redemption shall be  given  to  each
holder  of  record  of the shares of Series  C  10%  Cumulative
Convertible Preferred Stock to be redeemed. The notice of redemption shall be given by first class mail to each holder's address as it shall appear on the stock books of the Corporation. In addition, the Corporation may give notice by any other method or in any other fashion, including by telephone,  facsimile,  email or the  like,  as  the  Board  of
Directors shall deem necessary, appropriate, convenient or reasonable under the circumstances. Such notice of redemption shall be given at least thirty (30) days and not more than sixty (60) days before the date fixed for redemption. Each notice shall specify the shares of stock to be redeemed, the redemption price, the date fixed for redemption, the place for payment of the redemption price and for surrender of the certificate representing the shares to be redeemed, and, if less than all of the shares of the holder are to be redeemed, the number of the holder's shares to be redeemed. No defect in the notice nor any defect in the mailing of it shall alone affect the validity of the proceedings for redemption except as to any holder to whom the Corporation has failed to mail the notice.

Deposit

(4) On or before the date fixed for the redemption of any shares of Series C 10% Cumulative Convertible Preferred Stock, the Corporation shall deposit sums sufficient to redeem the shares in a trust fund or escrow account for the benefit of the respective holders of the shares. This deposit shall be made with one or more banks or trust companies, each having capital and surplus of at least $5,000,000 and doing business in any city in the United States in which the Corporation or any of its subsidiaries shall have an office or conduct operations, with any bank, trust company or other person, firm or entity in the United States duly appointed and acting as transfer agent for any shares of the capital stock the Corporation or with any other person, firm or entity the Board of Directors reasonably believes capable of assisting the Corporation in effecting the redemption (singly, a "depositary"). The deposit shall be accompanied by irrevocable instructions authorizing the depositary to (a) deliver in the Corporation's name, place and stead the notice of redemption, or to complete the delivery if previously commenced, and (b) pay on or after the date fixed for redemption to the holders of the shares being redeemed the redemption price of the shares on surrender of the certificates representing those shares. From and after the time of the deposit those shares shall be considered redeemed. The holders who are entitled to payment for the redemption of their shares shall be evidenced by a list certified by the President or Vice President and the Secretary or an Assistant Secretary of the Corporation. Dividends on the shares being redeemed shall cease to accrue after the date of redemption. The deposit shall constitute full payment of the redemption price to the holders of the shares being redeemed. Those shares shall no longer be considered outstanding, and the holders of them shall cease to be shareholders with respect to those shares. The holders of the shares being redeemed shall have no rights with respect to the shares except the right to receive from the depositary its successor) payment of the redemption price of the shares, without interest, on surrender of the certificates representing those shares. Funds deposited that are not required for redemption of the shares because of the conversion of those shares prior to the date fixed for conversion shall be returned to the Corporation. Funds deposited and unclaimed at the end of six years shall be repaid to the Corporation, and any holder of shares of Series C 10% Cumulative Convertible Preferred Stock called for redemption shall subsequently look only to the Corporation for payment.

Certificates for Unredeemed Shares

(5)     If  less  than  all  of the  shares  of  Series  C  10%
Cumulative  Convertible  Preferred  Stock  are  redeemed,   the
Corporation   shall   issue  one  or  more   new   certificates
representing the unredeemed shares.

No Sinking Fund

(f) The Corporation shall not be obligated to make payments into or to maintain any sinking fund for shares of the Series C
10% Cumulative Convertible Preferred Stock.

Conversion Rights

(g) At any time after issuance and prior to the date fixed for their redemption, the holder of any shares of Series C 10% Cumulative Convertible Preferred Stock may convert the shares Series C 10% Cumulative Convertible Preferred Stock into shares of the Corporation's common stock. Shares of Series C 10% Cumulative Convertible Preferred Stock shall be convertible on the following terms:

Conversion Ratio and Conversion Price

(1) On exercise of the option to convert, the holder shall be entitled to receive 0.4 shares of Common Stock for each share of Series C 10% Cumulative Convertible Preferred Stock converted (the "Conversion Ratio"). The Conversion Ratio is intended to be the equivalent of a conversion exercise price of $2.50 per share (the "Conversion Price")

Exercise of Conversion Rights

(2) The conversion rights may be exercised at any time from and after the date of issuance and prior to the close of business on the day fixed for redemption. The holder of the convertible shares shall exercise the option to convert by delivering a written notice electing to convert the shares to common shares and surrendering the share certificate or certificates for the shares of Series C 10% Cumulative Convertible Preferred Stock to be converted to the
Corporation's office, the depositary or the office of the transfer agent for shares of the Corporation's common stock. The certificates surrendered shall be duly endorsed or assigned to the Corporation. Conversion of the shares shall be deemed effective immediately before the close of business on the date on which the shares are surrendered, which shall be the conversion date. On the conversion date, or as soon as practicable after that date, the Corporation shall deliver to the holder of the shares surrendered, or to another person designated by the holder in writing, a certificate for the number of full shares of Common Stock deliverable on the conversion as provided herein plus a certificate for any fractional share of Common Stock that is deliverable or an amount of cash instead of the fractional share as provided below.

Mandatory Conversion

(3) If authorized by the Corporation's Board of Directors, commencing on and after the second anniversary of their issuance and subject to the further requirement that shares of the Corporation's common stock must have traded at a per share price of $4.00 or more for seven (7) consecutive business days, shares of Series C 10% Cumulative Convertible Preferred Stock shall automatically be converted into shares of the Corporation's common stock on the same terms set forth above.

Antidilution Provision

(4) The number of shares of Common Stock to be issued as provided in this Subparagraph shall be adjusted by appropriate amendment to account for any and all increases or reductions in the number of outstanding shares of Common Stock that may have accrued since the date of the first issuance of shares of the Series C 10% Cumulative Convertible Preferred Stock because of a split, share dividend, combination, reclassification, merger, consolidation, other capital change or reorganization or other transaction affecting the number of outstanding common shares. This adjustment shall be made to fairly and equitably preserve as far as reasonably possible the original conversion rights of the Series C 10% Cumulative Convertible Preferred Stock. If an adjustment is required, no notice of redemption shall be given until the amendment and adjustment has been accomplished. On payment of a dividend, any adjustment made pursuant to this subparagraph shall become effective immediately after the opening of business on the day following the record date for the determination of shareholders entitled to receive the dividend. In the case of a subdivision, combination, reclassification or other transaction an adjustment made pursuant to this subparagraph shall become effective immediately after the opening of business on the day following the day on which the respective action becomes effective. Any adjustment required by this subparagraph shall be made so that the holder of any share of Series C 10% Cumulative Convertible Preferred Stock subsequently surrendered for conversion shall be entitled to receive the number of shares of Common Stock or other securities of the Corporation that the holder would have owned or been entitled to receive after occurrence of the corporate action if the share of Series C 10% Cumulative Convertible Preferred Stock had been converted immediately before the occurrence of the corporate action.

Fractional Shares

(5) The Corporation may, but shall not be required to, deliver fractional shares of Common Stock on conversion of shares of the Series C 10% Cumulative Convertible Preferred Stock. Instead of any fractional share of Common Stock that would otherwise be deliverable on conversion, the Corporation may pay an amount in cash equal to the current market value of the fractional share, computed on the basis of the market price on the last business day before the conversion date, as defined
above.   For purposes of this Subparagraph, the "market price"
on any business day shall be the closing bid price for each share of Common Stock in the over-the-counter market as furnished by a member of the National Association of Securities Dealers selected from time to time by the Corporation for that purpose or, if the shares of Common Stock are listed or admitted to trading on any national securities exchange, the reported closing price for each share of Common Stock on that exchange.

Reservation of Common Shares for Conversion

(6) The Corporation shall at all times reserve and keep available from its authorized but unissued common shares solely for effecting conversion of its Series C 10% Cumulative Convertible Preferred Stock the full number of shares of Common Stock deliverable on conversion of all Series C 10% Cumulative Convertible Preferred Stock.

Merger, or Sale of Corporate Assets

(7) On any capital reorganization, reclassification of the shares, consolidation, merger, or sale or conveyance of all or substantially all of the assets of the Corporation to another corporation, each share of Series C 10% Cumulative Convertible Preferred Stock shall be convertible into the number of shares or other securities or property to which the number of shares of Common Stock that would have been deliverable on conversion of the shares of Series C 10% Cumulative Convertible Preferred Stock immediately before the corporate action, would be entitled. Appropriate adjustment, as determined by the Board of Directors, shall be made with respect to the subsequent rights and interests of the holders of the shares of Series C 10% Cumulative Convertible Preferred Stock so that all provisions of this Subparagraph shall remain applicable as much as is practicable in relation to any shares or other property subsequently deliverable on conversion of the shares of Series C 10% Cumulative Convertible Preferred Stock.

Further Adjustments to the Conversion Ratio

(8) The Conversion Ratio shall be further adjusted periodically as follows: If any shares of Series C 10% Cumulative Convertible Preferred Stock are outstanding and the Corporation issues securities (including evidences of indebtedness) or rights, options or warrants (excluding up to a maximum of 5% of the Corporation's outstanding shares if issued under the Corporation's Employee Stock Purchase Plan or 1999 Stock Incentive Plan) that entitle the holder(s) thereof to convert into, exchange for or purchase shares of Common Stock at a price that is less than the Conversion Price in effect on the date of issuance of such securities, rights, options or warrants, the Conversion Ratio in effect shall be adjusted as of the day of such issuance as follows. The Conversion Ratio in effect on the date of issuance of such securities, rights, options or warrants shall be multiplied by a fraction the numerator of which shall be the product of multiplying (i) the sum of the number of shares of Common Stock outstanding on that issuance date and the number of shares issuable on exercise of all then outstanding shares of Series C 10% Cumulative Convertible Preferred Stock by (ii) the Conversion Price in effect on that date and the denominator of which shall be the sum of (i) multiplying the number of shares of Common Stock outstanding on that issuance date by the Conversion Price in effect on that date and (ii) multiplying the number of shares issuable on exercise of the securities, rights, options or warrants so issued by the conversion, exchange or purchase price applicable to such securities, rights, options or warrants. To the extent that the securities, rights, options or warrants are not converted, exchanged or exercised before they expire, the Conversion Ratio shall be readjusted as of the close of business on the applicable expiration date to the
Conversion  Ratio  that would then be in effect  based  on  the number of shares of Common Stock actually delivered on conversion, exchange or exercise of the securities, rights, options or warrants. Anything herein to the contrary notwithstanding, the Board of Directors of the Corporation shall be authorized to make such interpretations of or adjustments to the foregoing as the Board of Directors shall in good faith determine to be necessary or desirable to give effect to the foregoing.

No Adjustment When Same Action Taken for Series C 10%
Cumulative Convertible Preferred  Stock

(9)     No  adjustment in the Conversion Ratio  for  shares  of
Series C 10% Cumulative Convertible Preferred Stock shall be made if, at the same time that the Corporation takes an action that would otherwise require adjustment under this subparagraph
(g), the Corporation takes the same action with respect to the shares of Series C 10% Cumulative Convertible Preferred Stock in the same proportion as if each share of Series C 10% Cumulative Convertible Preferred Stock had been converted
(i) at the then applicable Conversion Ratio immediately before the date of such action or (ii) immediately before the
occurrence     of    the    subdivision,    combination,     or
reclassification.

Adjustments Only as Provided

(10) Except as otherwise provided herein, no adjustment in the Conversion Ratio shall be made because of the issuance of shares of Common Stock, the issuance of any securities convertible into or exchangeable for shares of Common Stock, the issuance of any securities carrying the right to purchase any shares of Common Stock or securities convertible into or exchangeable for those shares, or any other reason.

Minimum Adjustment

(11) No adjustment in the Conversion Ratio shall be required unless the adjustment requires an increase or decrease of at least one percent (1%) of the Conversion Ratio, However, any adjustments that are not required to be made because of the preceding sentence shall be carried forward and taken into account in any subsequent adjustment. All calculations relating to fractional shares made pursuant to this subparagraph (g) shall be made to the nearest hundredth of a share.

Statements and Notification of Adjustments

(12) As soon as possible after the Conversion Ratio is adjusted, the Corporation shall maintain at its office and shall file with its transfer agent for shares of its Common Stock a statement, signed by the President and the Secretary or Assistant Secretary of the Corporation, detailing the facts requiring the adjustment and specifying the Conversion Ratio after the adjustment. The transfer agent shall be under no duty or responsibility concerning the statement except to exhibit it to any holder of shares of Series C 10% Cumulative Convertible Preferred Stock desiring to inspect it. In addition, for adjustments made while any shares of Series C 10% Cumulative Convertible Preferred Stock are outstanding, the Corporation shall state that an adjustment has been made and shall give the adjusted Conversion Ratio in the next annual report to the shareholders. The annual report shall be mailed to all holders of record of Series C 10% Cumulative Convertible Preferred Stock on the record date used for mailing the annual report to holders of shares of Common Stock.

Notice of Corporate Action and Record Date

(13) In addition to any other notice required herein, the Corporation shall cause to be mailed to the transfer agent for shares of the Common Stock and to the holders of record of the outstanding shares of Series C 10% Cumulative Convertible Preferred Stock, a notice of the taking of a record if the Corporation takes a record of the holders of its Common Stock for the following purposes: (i) to entitle them to receive a dividend or any other distribution payable other than in cash out of current or retained earnings; (ii) to entitle them to subscribe for or purchase shares of any class or receive any other rights; (iii) to effect any merger, consolidation, or reorganization of the Corporation; (iv) to reclassify its shares other than by subdivision, combination, or alteration of the par value of the shares of Common Stock outstanding; (v) to transfer all or substantially all of its assets; or (vi) to take any other action that would require an adjustment to the conversion ration under this subparagraph (g). The notice shall state the date on which the record is to be taken, the purpose for which the record is taken, the date on which the respective corporate action is to be effective, and fix the date by which holders of record of the shares of Common Stock shall be entitled to exchange their shares for securities or other property deliverable on the occurrence of the respective corporate action. The notice shall be mailed at least thirty
(30) days before any of the dates that are required to be specified in the notice. The Corporation shall additionally mail a notice of all shareholder meetings and any accompanying proxy statement to the holders of Series C 10% Cumulative Convertible Preferred Stock at the same time the notice and proxy statement is mailed to the holders of Common Stock, If any action is taken by means of consent, notice of that action by consent shall be sent to the holders of Series C 10% Cumulative Convertible Preferred Stock at least thirty (30) days before the effective date of the consent. Failure to give or receive any notice required by this subparagraph, or any defect in a notice, shall not affect the legality or validity of the corporate action. However, the failure or defect shall not affect the rights of the holders of Series C 10% Cumulative Convertible Preferred Stock to obtain an appropriate remedy to account for the failure or defect.

Voting Rights

(h)     The  holders  of  Series C 10%  Cumulative  Convertible
Preferred Stock shall have no voting rights except as otherwise may be required by the Delaware General Corporation Law.

One Vote and Class Voting

(i) On any matter on which the holders of the shares of the Series C 10% Cumulative Convertible Preferred Stock shall be entitled to vote, they shall be entitled to one vote for each share held.

The holders of the shares of the Series C 10% Cumulative Convertible Preferred Stock shall vote only as a separate class; their votes shall not be counted together with those of the holders of any other class or series of shares of the Corporation.

     IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed this 27th day of March, 2009.

                              DYNASIL CORPORATION OF AMERICA

                              By:  /s/ Gerald Chalphin
                                   Gerald Chalphin
                                   Assistant Secretary